STOCK ACQUISITION AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION
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THIS STOCK ACQUISITION  AGREEMENT AND PLAN OF REORGANIZATION  (this "Agreement")
is entered into and made this 15th day of March, 1999 by and between Baycove Investments Ltd. ("Baycove") a private company incorporated in the Republic of
Ireland  and  Breccia   International   Minerals,   Inc.  ("BIMI"),  a  Delaware
corporation, and Western America Mineral Resource Fund Inc., an Alberta corporation acting as vendor and agent for the control shares (the "Control Shareholder").

                              EXPLANATORY STATEMENT

WHEREAS, BIMI is currently a public held corporation quoted on the National Association of Securities Dealers ("NASD") Over the Counter Bulletin Board having an authorized capital of 75,000,000 shares of Common Stock having a par value of $0.0001 each of which 8,128,206 shares are issued and outstanding;

AND WHEREAS, Baycove desires to acquire from the Control Shareholder and the Control Shareholder desires to sell and transfer to Baycove 7,627,500 shares of Common Stock of the Control Shareholder's shares (the "Shares") representing approximately 94% of the issued and outstanding shares of Common Stock of BIMI;

NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement, the mutual covenants, promises, agreement, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

1.   CLOSING; PURCHASE OF SHARES.

1.01. Upon the execution of this Agreement, Baycove agrees to pay a non-refundable US$10,000 deposit (the "Deposit") to the Control Shareholder for an exclusive lock-up period expiring on 5:00 p.m. MST March 29th, 1999. The Deposit is against the Purchase Price upon successful closing.

1.02. The closing (the "Closing") of the acquisition of the Shares provided for by this Agreement shall take place on or prior to the 29th day of March, 1998 (the "Closing Date") at or before 5:00 p.m. MST, at the offices of Western America Mineral Resource Fund Inc. located at 1500 Merrill Lynch Tower, 10205 -101 St., Edmonton, AB, or at such other date, time and place as the parties may agree in writing.

1.03. At the Closing, the Control Shareholder shall sell, transfer, convey, and deliver to Baycove 7,627,500 Shares of Common Stock in BIMI, represented by one or more stock certificates duly endorsed by the Control Shareholder for transfer to the name of Baycove and Baycove shall pay to the Control Shareholder the sum of Two Hundred Thousand Dollars (US$200,000) (the "Purchase Price") less the Deposit described in Section 1.01 (US$190,000) at Closing by wire transfer, cash or certified cashier's check in exchange for the said Shares.


BIMI Corporation
Stock Acquisition Agreement       Page 1 of 7
and Plan of Reorganization
15th March 1998

1.04. At the Closing and concurrent  with the transfer of Shares as described in
Section 1.03, the Control Shareholder shall provide a Debt Forgiveness Agreement to BIMI acknowledging the forgiveness of all debt owed to the Control Shareholder and affiliates from BIMI.

1.05 At Closing all corporate records and books of accounts of BIMI including, without limiting the foregoing, minute books and share register books, will be delivered or caused to be delivered by BIMI to Baycove or as otherwise directed by Baycove.

2.   OTHER CLOSING CONDITIONS.

2.01. It is agreed that Western America Venture Management Inc. ("Western America") will provide BIMI a letter canceling the existing administrative and management services contract. The Parties may mutually agree to renew a contract with BIMI and Western America for these services if desired.

2.02. The Board of Directors of BIMI will duly pass all resolutions and take all such other proceedings as are necessary to cancel all existing stock options of BIMI.

2.03. Richard Caron will deliver his respective written and signed resignation as director of BIMI and Richard Caron will also tender his resignation as an officer of BIMI made effective as of the Closing Date.

2.04. Don Caron will deliver his written and signed resignation as CEO, President and director of BIMI made effective as of the Closing Date.

2.05. The Board of Directors of BIMI will duly appoint a nominee of Baycove as President, CEO and as a director of BIMI effective as of the Closing Date.

2.06. The Board of Directors of BIMI will duly appoint a nominee of Baycove as CFO, COO, and as a director of BIMI effective as of the Closing Date.

2.07. The Board of Directors of BIMI will duly appoint a nominee of Baycove as Secretary and as a director of BIMI effective as of the Closing Date.

2.08. The new Board of Directors of BIMI will duly pass all banking resolutions necessary to open new bank accounts of BIMI at such bank or banks as will be determined by the Board of Directors of BIMI and to cancel all existing bank accounts immediately after the completion of the transaction described in Paragraph 1.03 herein.

3.   REPRESENTATIONS AND WARRANTIES OF BIMI AND THE CONTROL SHAREHOLDER

To the best of their knowledge BIMI and the Control Shareholder, jointly end severally, represent and warrant to Baycove as follows:

3.01. BIMI is, and will be as of the Closing, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the exception of conducting an annual meeting of shareholders within thirteen months of the last meeting. BIMI has, and at the Closing will have, the


BIMI Corporation
Stock Acquisition Agreement       Page 2 of 7
and Plan of Reorganization
15th March 1998
power and authority to own, lease and operate its properties and to conduct its business as such business is now being conducted. A complete and correct copy of the Articles of Incorporation (the "Charter") as amended, and the by-laws, as amended, of BIMI, are attached to this Agreement and collectively comprise a part this Agreement and are incorporated by reference herein, and no amendment or other changes will be made thereto subsequent to the date hereof and prior to the Closing.

3.02. BIMI is, and at the Closing will be, authorized to issue 75,000,000 shares of Common Stock and has issued and outstanding, fully paid and non-assessable eight million one hundred twenty eight thousand two hundred and six (8,128,206) shares of Common Stock having a par value of $0.0001 each which constitutes all of the issued and outstanding capital stock of BIMI. BIMI has not authorized and/or issued any other class or classes of stock, or other equity securities. Except as otherwise set forth herein, BIMI does not have outstanding, and at the Closing will not have outstanding, any options to purchase, any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or to sell, any shares of the BIMI's Common Stock or any such options, rights, warrants, convertible securities or obligations.

3.03. When transferred, conveyed and delivered to Baycove upon payment of the Purchase Price therefor, the Shares will be fully paid and non-assessable, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, except as provided by this Agreement and the resale restrictions arising under the Securities Laws, including without limitations Rule 144 under the U.S. Securities Act of 1933. Control Shareholder has the full legal right, power and authority to transfer and sell the Shares to Baycove in accordance with the terms of this Agreement.

3.04. Attached hereto and incorporated by reference herein is the latest Annual Report on Form 10-KSB for BIMI as filed with the Securities and Exchange
Commission (the "SEC") pursuant to Regulation 13A promulgated under Section 13(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") and complying with all requirements of regulation S-K or S-B, whichever shall apply.

3.05. Attached hereto end incorporated herein by reference are each of the Quarterly Reports (Form 10-QSB) filed with the SEC since the date of the latest Annual Report and filed pursuant to Regulation 13A promulgated under Section 13(a) of the Exchange Act, each of which comply with all requirements of regulation S-K or S-B, whichever shall apply.

3.06. Attached hereto and incorporated herein by reference is the tax return filed by BIMI for the fiscal year ended 1998 and BIMI has filed all tax returns, federal, state and local, and all related tax information required to be filed prior to the date hereof, and at the Closing shall have filed all returns, federal, state and local, and all related information required to be filed prior to the Closing.

3.07. Since March 18, 1994 (The Certificate of Renewal date authorized by the State of Delaware);

3.07.01. The business of BIMI has been operated, and prior to the Closing will be operated, only in the ordinary course.

3.07.02. There has not been, and prior to the Closing there will not be, any material adverse change, individually or in the aggregate, in BIMI condition (financial or otherwise) or in BIMI's assets, liabilities or business other than described herein.


BIMI Corporation
Stock Acquisition Agreement       Page 3 of 7
and Plan of Reorganization
15th March 1998

3.07.03. There has not been, and prior to the Closing there will not be, any damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, individually or in the aggregate, which would materially and adversely affect BIMI condition (financial or otherwise) or BIMI's assets, liabilities or business.

3.08. At Closing there will be, no material action, suit proceeding or investigation pending or threatened against or affecting BIMI or any of its assets. BIMI is not, and at the Closing will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, and is not, and at the Closing will not be, in default under or in material breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

3.09. The Board of Directors of BIMI, pursuant to the power and authority legally vested in them, have duly authorized the execution, sealing and delivery of this Agreement by BIMI and the transactions contemplated herein.

3.10. Attached hereto and incorporated by reference herein is a list of all officers and directors of BIMI together with a tendered resignation form.

4.0  REPRESENTATIONS AND WARRANTIES OF BAYCOVE.

Baycove represents and warrants to BIMI and the Control Shareholder as follows:

4.01. Baycove is, and at the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland.

4.02. The Board of Directors of Baycove, pursuant to the power and authority legally vested in it, has duly authorized the execution, sealing and delivery of this Agreement by Baycove and the transactions hereby contemplated, and no action, confirmation or ratification by the members of Baycove or by any other person, entity or governmental authority is required in connection therewith. Baycove has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provision, hereof.

5.0  FURTHER UNDERSTANDING AND AGREEMENTS.

5.01. Baycove understands that the Shares have not been registered under the U.S. Securities Act of 1933 or any state or provincial securities laws
(collectively, "Securities Laws") in reliance upon an exemption from registration accorded for nonpublic offerings. Baycove further recognizes that the Shares may not be sold unless they and the transaction in which they are to be sold has been registered under the Securities Laws or an exemption from registration is available for such sale. Baycove accepts that the Shares will each bear a legend to that effect. Further, Baycove recognizes that BIMI has made no representations as to registration of the Shares under the Securities Laws. Baycove represents and warrants to BIMI and the Control Shareholder that the Shares being acquired by Baycove pursuant to this Agreement are being acquired by Baycove for investment for its own account or acting as trustee on behalf of certain accredited or sophisticated third parties for their own account and not with a view to resale of distribution. Baycove promises that it will not sell, hypothecate, transfer or otherwise dispose of the Shares, or attempt so to do, unless they have been registered, to the extent applicable, under the


BIMI Corporation
Stock Acquisition Agreement       Page 4 of 7
and Plan of Reorganization
15th March 1998

Securities Laws or, in the opinion of counsel reasonably acceptable to BIMI and it counsel, an exemption from registration is available. Baycove acknowledges and represents that the terms of its purchase of the Shares were established by negotiations between Baycove and Control Shareholder's representative, and in connection therewith, Baycove was given access to the relevant information it requested concerning BIMI's condition and operations, and the opportunity to ask questions of and receive answers from BIMI's representatives. Baycove is knowledgeable and experienced in financial and business matters and, on the basis of the information it received concerning BIMI`s condition and operations, Baycove is in a position to make an informed investment decision concerning its investment in the Shares and the risks attending such investment. Further, in light of its financial position, Baycove is able to bear the economic risks of investment in the Shares. Baycove hereby consents and agrees that BIMI may imprint on any certificate evidencing the Shares an appropriate legend or notification to the effect that such shares are not freely transferable and may be transferred only in compliance with applicable securities laws. Baycove hereby expressly promises not to offer for sale or sell any of the Shares, or any interest therein, except in compliance with the Securities Act and other applicable securities laws and regulations.

6.0  MISCELLANEOUS.

6.01. Immediately after the termination of the said Western America services agreement, the new Board of Directors of BIMI will make such other arrangements and enter into such other administrative and management agreements as it deems to be in the best interests of BIMI with respect to such matters noting that an 8K is due to disclose a change of control.

6.02. Donald Caron, President of BIMI and the Control Shareholder, and Rene Pool, are hereby authorized and empowered by the Board of Directors of BIMI and Baycove, respectively, to enter into this Agreement, and the signatures of Donald Caron and Rene Pool shall act as the seal of BIMI, the Control Shareholder and Baycove, respectively, therefore, binding Baycove, BIMI, Baycove and the Control Shareholder to all representations and warranties, covenants, obligations, understandings and agreements contained herein.

6.03 All of the covenants, promises, agreements, representations and warranties set forth in this Agreement shall terminate immediately on Closing.

6.04.   All  writings,   notices,   request,   demands,   consents,   and  other
communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipt copy, or (b) by certified or registered U.S. or Canadian mail, return receipt requested, postage prepaid, to the following addresses:

             If to Baycove:           Irene Poole
                                      1818 -- 1177 West Hastings
                                      Vancouver, B.C.

             If to BIMI:              Breccia International Minerals Inc.
                                      1500 Merrill Lynch Towcr
                                      Edmonton, Alberta T5J 2Z2


BIMI Corporation
Stock Acquisition Agreement       Page 5 of 7
and Plan of Reorganization
15th March 1998

             If to the Control        Donald P. Caron, President
             Shareholder:             Western America Mineral Resource Fund Inc.
                                      1500 Merrill Lynch Towcr
                                      Edmonton, Alberta T5J 2Z2

Any such writing, notice or communication shall be deemed given when received at the address specified above.

6.05. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the state of Delaware.

6.06. This Agreement contains the full and complete agreement between the parties hereto. No promises, representation, warranties or covenants have been given by either party except as expressly set forth herein. This Agreement may be amended only by an instrument in writing executed, sealed and delivered by all of the parties hereto.

6.07. Nothing expressed or implied in this Agreement is intended or shall be construed to confer or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

6.08. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

6.09. Unless the context otherwise requires, the words such as "herein", "hereby", "hereto", "hereof", "hereunder" and "hereinafter" refer to this Agreement as a whole and not merely to a Section in which such words appear. As used herein and unless the context otherwise requires, the singular shall include the plural and vice-versa, and the masculine gender shall, include the feminine and neuter, and vice-versa.

6.10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.11. The headings for this Agreement are intended for convenience of reference only and shall be given no effect in the construction or interpretation of this Agreement.

6.12. In the event that any provision of this Agreement is determined to be illegal or unenforceable it shall be considered separate and severable from this Agreement and the remaining provisions hereof shall remain in force and are binding upon the parties hereto as though the provisions had never been included.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


BIMI Corporation
Stock Acquisition Agreement       Page 6 of 7
and Plan of Reorganization
15th March 1998

IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the day and year first above written.


WITNESS/ATTEST:                         BAYCOVE INVESTMENTS LTD.


/s/  [ILLEGIBLE]                        /s/  [ILLEGIBLE]
     -------------------                     ------------------------
                                             by:


                                        BRECCIA INTERNATIONAL
                                        MINERALS, INC.


/s/  [ILLEGIBLE]                        /s/  Donald Caron
     -------------------                     ------------------------
                                             by: Donald Caron, President


                                        WESTERN AMERICA MINERAL
                                        RESOURCE FUND INC.


                                        /s/  Donald Caron
                                             ------------------------
                                             by: Donald Caron, President


BIMI Corporation
Stock Acquisition Agreement       Page 7 of 7
and Plan of Reorganization
15th March 1998